Exhibit 1.2

EXECUTION VERSION

Pricing Agreement

March 9, 2015

Barclays Capital Inc.

As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue US$1,000,000,000 aggregate principal amount of 2.00% Fixed Rate Senior Notes due 2018 (the “2018 Notes”) and US$2,000,000,000 aggregate principal amount of 3.65% Fixed Rate Senior Notes due 2025 (the “2025 Notes” and, together with the 2018 Notes, the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated September 4, 2014 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 5:15 PM New York time on March 9, 2015. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A and Exhibit B hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,
BARCLAYS PLC

/s/ Tim Allen
Name:	Tim Allen
Title:	Director, Capital Markets Execution

Accepted as of the date hereof at New York, New York
On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Paige Maire
Name:	Paige Maire
Title:	Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount of the 2018 Notes	Principal Amount of the 2025 Notes
Underwriter
Barclays Capital Inc.	$820,000,000	$1,640,000,000
Academy Securities, Inc.	$10,000,000	$20,000,000
ANZ Securities, Inc.	$10,000,000	$20,000,000
BMO Capital Markets Corp.	$10,000,000	$20,000,000
Capital One Securities, Inc.	$10,000,000	$20,000,000
CastleOak Securities, L.P.	$10,000,000	$20,000,000
CIBC World Markets Corp.	$10,000,000	$20,000,000
Drexel Hamilton, LLC	$10,000,000	$20,000,000
Fifth Third Securities, Inc.	$10,000,000	$20,000,000
Lebenthal & Co, LLC	$10,000,000	$20,000,000
Mizuho Securities USA Inc.	$10,000,000	$20,000,000
National Bank of Abu Dhabi P.J.S.C.	$10,000,000	$20,000,000
PNC Capital Markets LLC	$10,000,000	$20,000,000
Scotia Capital (USA) Inc.	$10,000,000	$20,000,000
SMBC Nikko Securities America, Inc.	$10,000,000	$20,000,000
TD Securities (USA) LLC	$10,000,000	$20,000,000
The Williams Capital Group, L.P.	$10,000,000	$20,000,000
U.S. Bancorp Investments, Inc.	$10,000,000	$20,000,000
Wells Fargo Securities, LLC	$10,000,000	$20,000,000

Total	$1,000,000,000	$2,000,000,000

SCHEDULE II

Title of Designated Securities:

US$ 1,000,000,000 2.00% Fixed Rate Senior Notes due 2018

US$ 2,000,000,000 3.65% Fixed Rate Senior Notes due 2025

Price to Public:

99.991% of principal amount (for the 2018 Notes)

99.685% of principal amount (for the 2025 Notes)

Subscription Price by Underwriters:

99.766% of principal amount (for the 2018 Notes)

99.235% of principal amount (for the 2025 Notes)

Form of Designated Securities:

Each of the 2018 Notes and the 2025 Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Securities Indenture dated November 10, 2014 between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Securities Exchange, if any:

The New York Stock Exchange

Maturity Date:

The stated maturity of the principal of the 2018 Notes will be March 16, 2018.

The stated maturity of the principal of the 2025 Notes will be March 16, 2025.

Interest Rate:

Interest will accrue on the 2018 Notes from the date of their issuance. Interest will accrue on the 2018 Notes at a rate of 2.00% per year from and including the date of issuance.

Interest will accrue on the 2025 Notes from the date of their issuance. Interest will accrue on the 2025 Notes at a rate of 3.65% per year from and including the date of issuance.

Interest Payment Dates:

Interest will be payable on the Notes semi-annually in arrear on March 16 and September 16 of each year, commencing on September 16, 2015 and ending on the relevant Maturity Date.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

The 2018 Notes and the 2025 Notes are redeemable, at the option of the Company, in the event of various tax law changes that have specified consequences, as described further in, and subject to the conditions specified in, the prospectus supplement dated March 9, 2015 relating to the Notes.

Time of Delivery:

March 16, 2015 by 9:30 AM New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the prospectus supplement dated March 9, 2015 relating to the Notes, incorporating the Prospectus dated May 2, 2014 relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the 2018 Notes, dated March 9, 2015, attached hereto as Exhibit A.

Final Term Sheet for the 2025 Notes, dated March 9, 2015, attached hereto as Exhibit B.

Barclays PLC Fixed Income Investor Presentation: 2014 Full Year Results, dated March 3, 2015, attached hereto as Exhibit C.

Exhibit A

Final Term Sheet for the 2018 Notes, dated March 9, 2015

Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-195645

USD 1bn 2.00% Fixed Rate Senior Notes due 2018

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 1bn 2.00% Fixed Rate Senior Notes due 2018

Expected Issue Ratings[1]:	A3 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 1,000,000,000

Trade Date:	March 9, 2015

Settlement Date:	March 16, 2015 (T+5)

Maturity Date:	March 16, 2018

Coupon:	2.00%

Interest Payment Dates:	Semi-annually in arrear on March 16 and September 16 in each year, commencing on September 16, 2015 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement dated March 9, 2015 (the “Preliminary Prospectus Supplement”)

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement

Benchmark Treasury:	T 1 02/15/18

Spread to Benchmark:	90bps

Reoffer Yield:	2.003%

Issue Price:	99.991%

Underwriting Discount:	0.225%

Net Proceeds:	USD 997,660,000

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	Academy Securities, Inc., ANZ Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., CastleOak Securities, L.P., CIBC World Markets Corp., Drexel Hamilton, LLC, Fifth Third Securities, Inc., Lebenthal & Co, LLC, Mizuho Securities USA Inc., National Bank of Abu Dhabi P.J.S.C., PNC Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, The Williams Capital Group, L.P., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-8 of the Preliminary Prospectus Supplement

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAF25 / 06738E AF2

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee

Listing:	We will apply to list the Notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit B

Final Term Sheet for the 2025 Notes, dated March 9, 2015

Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-195645

USD 2bn 3.65% Fixed Rate Senior Notes due 2025

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 2bn 3.65% Fixed Rate Senior Notes due 2025

Expected Issue Ratings[1]:	A3 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 2,000,000,000

Trade Date:	March 9, 2015

Settlement Date:	March 16, 2015 (T+5)

Maturity Date:	March 16, 2025

Coupon:	3.65%

Interest Payment Dates:	Semi-annually in arrear on March 16 and September 16 in each year, commencing on September 16, 2015 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement dated March 9, 2015 (the “Preliminary Prospectus Supplement”)

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement

Benchmark Treasury:	T 2 02/15/25

Spread to Benchmark:	150bps

Reoffer Yield:	3.688%

Issue Price:	99.685%

Underwriting Discount:	0.45%

Net Proceeds:	USD 1,984,700,000

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	Academy Securities, Inc., ANZ Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., CastleOak Securities, L.P., CIBC World Markets Corp., Drexel Hamilton, LLC, Fifth Third Securities, Inc., Lebenthal & Co, LLC, Mizuho Securities USA Inc., National Bank of Abu Dhabi P.J.S.C., PNC Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, The Williams Capital Group, L.P., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-8 of the Preliminary Prospectus Supplement

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAE59 / 06738E AE5

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee

Listing:	We will apply to list the Notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Barclays PLC Fixed Income Investor Presentation 2014 Full Year Results 3 March 2015 Free Writing Prospectus Filed Pursuant to Rule 433 Reg. Statement No. 333-195645 Exhibit C

Financial highlights
1
Including Spain disposal |
Barclays Full Year 2014 Fixed Income Investor Presentation 2
Increased adjusted pre-tax profits by 12% – Core up 3%, Non-Core losses down 24%
Costs excluding CTA £16.9bn, ahead of £17bn guidance
Building capital: CET1 ratio 10.5% and BCBS leverage ratio 3.8%
1
Core business performed well with PBT of £6.7bn and RoE of 9.2% (10.9%
ex-CTA)
Strong progress on shrinking Non-Core and releasing capital

Performance Overview ASSET QUALITY CREDIT RATING APPENDIX PERFORMANCE OVERVIEW LIQUIDITY & FUNDING CAPITAL & LEVERAGE

Financial performance
• Adjusted profit before tax increased by 12% to £5.5bn as PCB and Barclaycard continued to grow profits. This was partly
offset by reduced income in the Investment Bank, which made
progress on its origination-led strategy whilst driving cost savings and RWA efficiencies
• Adjusted income decreased 8% while impairment reduced by
29% due to a £732m reduction in Non-Core to £168m and 8%
reduction in the Core business
• Total adjusted operating expenses decreased 9% to £18.1bn
driven by savings from Transform programmes and favourable
currency movements. Operating expenses excluding CTA
were £16.9bn, down from £18.7bn in 2013 and ahead of the
£17bn 2014 target
• Adjusted attributable profit was £2.8bn, resulting in EPS of
17.3p
• Core RoE was 9.2% (or 10.9% excluding CTA) – Group RoE
was 5.1%
• Barclays Non-Core attributable loss reduced by 43% to
£1.1bn, and RoE drag fell to 4.1%
Summary Group financials: Adjusted profits up 12%
1
EPS and RoE calculations are based on adjusted attributable profit, also taking into account tax credits on AT1 coupons |
PERFORMANCE
OVERVIEW
Barclays Full Year 2014 Fixed Income Investor Presentation 4
ASSET QUALITY CREDIT RATING APPENDIX
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Year ended – December (£m) 2013 2014
Income 27,896 25,728
Impairment (3,071) (2,168)
Total operating expenses
(19,893) (18,069)
–
Costs to achieve Transform (CTA)
(1,209) (1,165)
Adjusted profit before tax 4,908 5,502
Tax (1,963) (1,704)
NCI and other equity interests (757) (1,019)
Adjusted attributable profit 2,188 2,779
–
Provisions for PPI and IRH redress (2,000) (1,110)
–
Gain on US Lehman acquisition
assets
259 461
–
Provision for ongoing investigations
and litigation relating to Foreign
Exchange
– (1,250)
–
Loss on announced sale of the
Spanish business
– (446)
–
ESHLA valuation revision – (935)
–
Own credit and goodwill impairment (299) 34
Statutory profit before tax 2,868 2,256
Statutory attributable profit/(loss) 540 (174)
Basic EPS
1
15.3p 17.3p
Return on average equity
1
4.1% 5.1%

|
(£bn) Dec-13 Sep-14 Dec-14
Balance
Sheet
Total assets
1,344 1,366 1,358
Leverage exposure
1
n/a 1,324 1,233
Leverage ratio
1
n/a 3.5% 3.7%
Capital
2
Fully loaded CET1 ratio
9.1% 10.2% 10.3%
Fully loaded CET1
capital
40.4 42.0 41.5
Risk-weighted assets 442 413 402
Liquidity
Liquidity coverage
ratio
3
96% 115% 124%
Liquidity pool 127 146 149
Funding
Loan to Deposit Ratio
4
91% 90% 89%
Wholesale funding
5
186 178 171
NSFR 3 94% n/a 102%
• Continued strengthening of all key balance sheet metrics
• Good progress on capital position with fully loaded CRD
IV CET1 ratio of 10.3% and BCBS leverage ratio of
3.7%, both well on track towards 2016 Transform targets
• Liquidity pool increased to £149bn, 82% of which in cash
and deposits with central banks and high quality
government bonds
• Solid LCR with a £30bn surplus above 100% future
requirement
• Funding profile remained conservative with Loan to
Deposit Ratio of 89% in retail and corporate businesses
• Wholesale funding outstanding was £171bn, of which
£75bn matures in <1 year
• NSFR exceeded 100% well ahead of implementation
date
Strengthening key financial metrics
Highlights
PERFORMANCE
OVERVIEW
Barclays Full Year 2014 Fixed Income Investor Presentation 5
ASSET QUALITY CREDIT RATING APPENDIX
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
1 Estimates based on current understanding of the BCBS 270 standards and the requirements contained in the European Commission delegated act | 2 Based on Barclays interpretation of the final CRD IV text and latest EBA technical
standards | 3 LCR based on CRD IV rules as per the EU Delegated Act and the NSFR based on the final guidelines published by the BCBS in October 2014. NSFR disclosed semi-annually | 4 LDR calculated for PCB, Africa Banking,
Barclaycard and Non-Core retail | 5 Excludes repurchase agreements |

|
Highlights
Financial performance
• PBT up 3% at £6.7bn:
– PCB and Barclaycard profits up 29% and 13%
respectively
– Africa Banking profits down 6%, but up 13% on a
constant currency basis
– Investment Bank profits down 32% in a year of
transition
• Income fell 4% to £24.7bn
• Impairment improved by 8% to £2.0bn, reflecting the
improving UK economic environment benefitting PCB
and reduced impairment in Africa Banking South Africa
mortgages portfolio
• Operating expenses down 6% to £16.1bn reflecting
Transform savings across the businesses, partially offset
by an increase in CTA spend, including restructuring of
the branch network and technology improvements to
increase automation in PCB
• Core attributable profit was £3.9bn with Core EPS of 24p
• Core RoE was 9.2% (10.9% excluding CTA) on average
allocated equity of £42bn, up £6bn from 2013
Core business performing well
Year ended – December (£m) 2013 2014
Income 25,603 24,678
Impairment (2,171) (2,000)
Total operating expenses (17,048) (16,058)
– Costs to achieve Transform (CTA)
(671) (953)
Adjusted profit before tax 6,470 6,682
Tax (1,754) (1,976)
NCI and other equity interests (638) (842)
Adjusted attributable profit 4,078 3,864
Adjusted financial performance
measures
Average allocated equity £36bn £42bn
Return on average tangible equity 14.4% 11.3%
Return on average equity 11.3% 9.2%
Cost: income ratio 67% 65%
Basic EPS contribution 28.5p 24.0p
Dec-13 Dec-14
CRD IV RWAs £333bn £327bn
Leverage exposure 1 n/a £956bn
1 BCBS 270 leverage exposure. All references to leverage exposure in this document is on this basis |
PERFORMANCE
OVERVIEW
Barclays Full Year 2014 Fixed Income Investor Presentation 6
ASSET QUALITY CREDIT RATING APPENDIX
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE

|
ASSET QUALITY CREDIT RATING APPENDIX
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Year ended – December (£m) 2013 2014
– Businesses 1,498 1,101
– Securities and Loans 642 117
– Derivatives 153 (168)
Income 2,293 1,050
Impairment (900) (168)
Total operating expenses (2,845) (2,011)
– Costs to achieve Transform (CTA) (538) (212)
Loss before tax (1,562) (1,180)
Tax (209) 272
NCI and other equity interests (119) (177)
Attributable profit/(loss) (1,890) (1,085)
Financial performance measures
Average allocated equity
1
£17bn £13bn
Period end allocated equity £15bn £11bn
Return on average tangible equity drag (9.6%) (5.4%)
Return on average equity drag (7.2%) (4.1%)
Basic EPS contribution (13.2p) (6.7p)
Highlights
• Loss before tax reduced by 24% to £1,180m as
improvements in impairments and costs were partially
offset by significant declines in income due to sales and
rundown of businesses, securities and loans and the
non-recurrence of favourable fair value movements on
derivatives
• 2013 CTA spend primarily reflects restructuring in
Europe, with the subsequent savings flowing through
2014 operating expenses
• The income and costs relating to Spain will exit on
completion, with a c.£280m reduction in annualised
income, offset by c.£240m saving in gross costs
• Period end equity reduced by £4.1bn to £11.0bn
• Reduced loss and lower allocated equity reduced drag
on Group RoE to 4.1%, well within the 6% to 3% drag
guidance
Continued shrinkage and capital return in Non-Core
PERFORMANCE
OVERVIEW
Barclays Full Year 2014 Fixed Income Investor Presentation 7

ASSET QUALITY CREDIT RATING APPENDIX PERFORMANCE OVERVIEW LIQUIDITY & FUNDING Capital & Leverage CAPITAL & LEVERAGE

|
Fully loaded (FL) CRD IV CET1 ratio progression
1
RWA reduction (£bn)
Good progress on CET1 ratio towards 2016 Transform
target
• FL CRD IV CET1 ratio up 120bps, or c.140bps if including the sale of the Spanish businesses, demonstrating good progress
towards 2016 Transform target of greater than 11%
• Continued capital build as FL CRDIV CET1 capital grew by
£1.1bn to £41.5bn, after absorbing £3.3bn of adjusting items
• Confident that our planned trajectory positions us well to meet future regulatory requirements
• RWAs reduced by £41bn, or £46bn including the sale of
the Spanish businesses, reflecting excellent progress on
the run-down of Non-Core to £75bn
• Increases due to model updates largely offset by
methodology and policy driven decreases
Spain
c.16bps 2
40 42 41
CET1
Capital
(9%)
o/w
Spain
(£5bn) 2
1 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards. Following the full implementation of CRD IV reporting in 2014, the previously reported 31 December 2013 RWAs were revised by £6.9bn to
£442bn and fully loaded CET1 ratio by (0.2%) to 9.1% | 2 As announced on 2 January 2015 |
CAPITAL &
LEVERAGE
Barclays Full Year 2014 Fixed Income Investor Presentation 9
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
9.1%
10.2%
10.3%
>11%
Dec-13 Sep-14 Dec-14 2016
442
413
402
c.400
Dec-13 Sep-13 Dec-14 2016
Target
Guidance
+120bps

ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
RWAs (£bn) Highlights
• RWAs reduced by £40.6bn, or £46bn including the sale
of the Spanish businesses, reflecting excellent progress
on the rundown of Non-Core, allowing for growth in Core
businesses
• Non-Core RWAs reduced £35bn to £75bn reflecting the
disposal of businesses, rundown and exit of securities
and loans, and derivative risk reductions
• If excluding the impact of methodology and model
changes, Investment Bank RWAs reduced by £11bn
driven principally by trading book risk reductions
• Increases due to model updates largely offset by
methodology and policy driven decreases
RWAs: Well managed to support business growth and
returns
1 Excludes model and methodology driven movements | 2 Includes foreign exchange movements of £(1.5)bn. This does not include movements for modelled counterparty risk or modelled market risk |
1
402
1
Spain
1 1
442
2
CAPITAL & CAPITAL &
LEVERAGE LEVERAGE
Barclays Full Year 2014 Fixed Income Investor Presentation 10
2013 Core
business
growth
(ex. IB)
BNC
run-down
IB
reduction
Net model
and
methodology
updates
Other 2014
9
5
34
11

3

Barclays Non-Core: Outperforming on RWA
Spain

1 Derivatives figure for Sep-14 has been adjusted following reclassification of assets previously reported in securities and loans | 2 Portion of Spain within Barclays Non-Core | 3 2016 target amended to reflect the impact of Spain |
Target = 80
Barclays Full Year 2014 Fixed Income Investor Presentation 11
Dec-13 Disposals Efficiencies Maturities
and other
Dec-14
110
75
19
11
5
Dec-13
Sep-14
Dec-14
2016
Target³
Operational risk and DTA Securities and loans
Derivatives
1
Businesses
110
45
9 9
22
16
31
31
19
13
5
Revised
Target
75
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
RWA reduction bridge (£bn) RWA by type (£bn)
81

Continued progress on the transition towards our
‘target’ end-state capital structure
Evolution of capital structure
Fully loaded CRD IV capital position
• Fully loaded CRD IV CET1 ratio at 10.3% (10.2% on PRA transitional basis) on track to meet our target of > 11% in 2016. The ratio was well in excess of the 7% PRA regulatory target
• Robust buffers to contingent capital triggers
– AT1 contingent capital: c.330bps or £13.3bn
– T2 contingent capital: c.530bps or £21.5bn
• As we build CET1 capital over the transitional period, we expect to reach a range of 11.5-12% in end-state reflecting our intention to hold an internal management buffer of up to 150bps over
future minimum requirements
• Transitional total capital ratio increased to 16.5% (2013: 15.0%), and fully loaded total capital ratio increased to 15.4% (2013: 13.9%)
• Further clarity required on Total Loss Absorbing Capacity (TLAC)
quantum and composition. In the interim, we continue to build towards our ‘target’ end-state capital structure which assumes at least 17% of total capital; final requirements subject to PRA discretion
• Barclays 2015 Pillar 2A requirement as per the PRA’s Individual Capital
Guidance (ICG) is 2.8%. The ICG is subject to at least annual review
– CET1 of 1.6% (assuming 56%)
– AT1 of 0.5% (assuming 19%)
– T2 of 0.7% (assuming 25%)
• The PRA consultation on the Pillar 2 framework (CP1/15), and Basel
Committee consultations and reviews of approaches to Pillar 1 and Pillar 2 risk might further impact the Pillar 2A requirement in the future
1.8% (£7.4bn)
Legacy T1
3.5%
(£14.3bn)
T2
17%
Total capital ratio
CCCB/
Sectoral
buffers
16.5%
Total capital ratio
1.6% P2A
Pillar 2A requirement
6
4.5%
CET1
1.7% (£6.9bn)
Legacy T1
1 Difference to fully loaded ratio of 10.3% arises from a regulatory adjustment relating to unrealised gains | 2 Being the higher of 7% PRA expectation and CRD IV capital requirements | 3 CRD IV rules on mandatory distribution restrictions apply
from 1 January 2016 onwards based on transitional CET1 requirements | 4 Based on the CRD IV CET1 transitional (FSA October 2012 statement) the ratio was 12.3% as at 31 December 2014 | 5 Barclays current regulatory target is to meet a FL
CRD IV CET1 ratio of 9% by 2019, plus a Pillar 2A add-on. Pillar 2A requirements for 2015 held constant out to end-state for illustrative purposes. The PRA buffer is assumed to be below the combined buffer requirement of 4.5% in end-
state albeit this might not be the case. CCCB, other systemic and sectoral buffer assumed to be zero | 6 Point in time assessment made at least annually, by the PRA, to reflect idiosyncratic risks not fully captured under Pillar 1 |
2.5%
Capital
Conservation buffer
Max 1.5%
Internal buffer
2.0%
AT1 (incl. P2A)
2.9%
T2 (incl. P2A)
2.0%
G-SII
Barclays Full Year 2014 Fixed Income Investor Presentation 12
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
10.2%
1
(£40.9bn)
CET1
1.1% (£4.3bn) AT1
Barclays FY 14
capital structure
(PRA Transitional)
Barclays'
'target' end-state
capital structure
2

5

ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
13
We intend to manage our CET1 capital ratio to mitigate
against the risk of mandatory distribution restrictions
• Mandatory restrictions to discretionary
distributions
2
will apply to all European
banks, under CRD IV, from 1 January 2016
(Art. 162.2 of CRD)
• As outlined in Art. 141 of CRD, mandatory
distribution restrictions apply if an
institution fails to meet the combined buffer
requirement (CBR)
3
at which point a
Maximum Distributable Amount (MDA) is
calculated on a reducing scale
• CBR is phased in from 2016. In end state,
we intend to hold an internal management
buffer of up to 150bps above CBR
providing prudent headroom to the
mandatory distribution restriction point
• As at 1 January 2016, mandatory
distribution restrictions on interest payment
would apply at 7.2%, stepping up to 10.6%
by 2019 when the CRD IV transitional rules
are fully phased in
1
• Barclays expects to have full discretion in
the allocation of permitted distributions
within the MDA
To AT1
7% trigger
c.£13bn c.£15bn >16bn c.£17bn c.£18bn
To MDA
restriction
n/a n/a >15bn c.£12bn c.£9bn c.£4-6bn
CET1 requirements
1
(as at 1 January except FY14)
Capital conservation buffer (CET1)
G-SII buffer (CET1)
Trajectory of fully loaded CET1 ratio, assuming >11% target
is met after which we build towards 11.5-12% in end state
3
Distributions subject to mandatory distribution restrictions
Minimum CET1 ratio
Estimated buffers
1
(fully loaded CET1 ratio vs. AT1 7% trigger and vs. MDA restrictions)
Sliding scale of restrictions
Pillar 2A
1 This analysis is presented for illustrative purposes only and is not a forecast of Barclays’ results of operations or capital position or otherwise. The analysis is based on certain assumptions (including a straight line progress towards meeting the >11% CET1 ratio target in 2016, and 11.5-12% in end-state, and that the P2A requirement for 2015 is constant out to 2019 which may not be the case as the requirement is subject to at least annual review) which cannot be assured and are subject to change. This illustration does not consider proposals in the FSB Consultative Document on the adequacy of loss-absorbing capacity of global systemically important banks in resolution | 2 Dividends on ordinary
shares, interest payments in respect of AT1 securities and variable compensation |
3 As per Art. 128(6) of CRD: total CET1 capital required to meet the requirement for the capital conservation buffer, as well as an institution specific countercyclical buffer (CCCB), G-SII buffer, O-SII buffer and systemic risk buffer as applicable. For Barclays this is currently the 2.5% Capital Conservation Buffer and 2% G-SII buffer while the CCCB and other systemic risk and sectoral buffers are assumed to be zero |
CAPITAL &
LEVERAGE
Barclays Full Year 2014 Fixed Income Investor Presentation
|
10.6%
8.4%
7.2%
9.5%
4.0%
4.5% 4.5% 4.5% 4.5% 4.5%
1.4%
1.6% 1.6% 1.6% 1.6% 1.6%
0.6%
1.3%
1.9%
2.5%
0.5%
1.0%
1.5%
2.0%
10.3%
>11.0%
11.5-12%
0%
2%
4%
6%
8%
10%
12%
FY 14 2015 2016 2017 2018 2019
c.£18-20bn

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
Leverage ratio progression
1
Leverage exposure reduction (£trn)
1
• Significant reduction in leverage exposure, driven
principally by reductions in Non-Core and in the Core
Investment Bank
• Leverage exposure decreased by £91bn in Q4 2014
driven mainly by a £35bn reduction in SFT exposure,
£16bn reduction in PFE, and a seasonal £28bn
reduction in settlement balances
+30bps
41 45 46
T1
Capital
1
(9%)
BCBS 270
impact
1 Dec-13 not comparable to the estimates as of Jun-14 onwards due to different basis of preparation. Dec-13 estimated ratio and T1 capital based on PRA leverage ratio calculated as fully loaded CRD IV T1 capital adjusted for certain
PRA defined deductions, and a PRA adjusted leverage exposure measure. From Jun-14 onwards, estimated ratios based on current understanding of the BCBS 270 standards and the requirements contained in the European
Commission delegated act. | 2 As announced on 2 January 2015
Barclays Full Year 2014 Fixed Income Investor Presentation 14
Leverage ratio progression ahead of plan
Dec-13 Jun-14 Dec-14 2016
Target
3.0%
3.4%
3.7%
>4%
Dec-13 Jun-14 Sep-14 Dec-14
1.36
1.35
1.32
1.23
CAPITAL &
LEVERAGE
• Leverage ratio up significantly to 3.7%, or 3.8% if
reflecting the sale of the Spanish businesses
2
, well on track
to meet 2016 Transform target of in excess of 4%
• Improvement over the year driven by T1 capital growth,
including £2.3bn of AT1 issuance, and leverage exposure
reduction
• Leverage ratio already in line with expected minimum end-
state requirement of 3.7% as outlined by the Financial Policy
Committee

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
BCBS leverage exposure
1
(£bn)
Highlights
• Leverage exposures during Q4 14 decreased by £91bn to
£1,233bn
• Loans and advances and other assets decreased by £52bn to
£713bn primarily due to a seasonal reduction in settlement
balances of £28bn and a £13bn reduction in cash balances
• SFTs decreased £35bn to £157bn driven by a £26bn reduction in IFRS reverse repurchase agreements and £9bn in SFT
adjustments, reflecting deleveraging in BNC and a seasonal
reduction in trading volumes
• Total derivative exposures decreased £8bn due to a £16bn
reduction in the potential future exposure (PFE), partially offset by an increase in IFRS derivatives and cash collateral
PFE on derivatives decreased £16bn to £179bn mainly
due to reductions in business activity and optimisations,
including trade compressions and tear-ups. This was
partially offset by an increase relating to sold options
driven by a change to the basis of calculation
Other derivatives exposures (excluding PFE) increased
£8bn to £92bn driven by an increase in IFRS derivatives
of £57bn to £440bn and cash collateral £13bn to £73bn.
This was broadly offset by increases in allowable
derivatives netting
Steady progression on leverage ratio
1,353
1,324
L&A and other assets
SFTs Undrawn commitments
Derivatives
BCBS leverage
ratio
1
1 Current understanding of the BCBS 270 standards and the requirements contained in the European Commission delegated act | 2 Loans and advances and other assets net of regulatory deductions and other adjustments |
1,233
CAPITAL &
LEVERAGE
Barclays Full Year 2014 Fixed Income Investor Presentation 15
3.4%
3.5%
3.7%
732
743
690
288
279
271
228
192
157
105
110
115
Jun-14 Sep-14 Dec-14
–
–
2

ASSET QUALITY CREDIT RATING APPENDIX PERFORMANCE OVERVIEW CAPITAL & LEVERAGE Liquidity & Funding LIQUIDITY & FUNDING

| 17
• Losses arise at OpCo, and are transmitted to HoldCo through write-
down of intercompany instruments
• Losses at HoldCo are limited to its investment in the OpCo
• Losses should be allocated in accordance with the insolvency hierarchy, meaning pari passu treatment of equal-ranked internal and external claims
• ‘No creditor worse off’ than in insolvency safeguard expected to apply for senior unsecured debt
Expected creditor hierarchy during transition
1
Barclays position
• Barclays has started to issue capital and term senior unsecured debt out of Barclays PLC, the Holding Company
• To better align the credit proposition between investors in HoldCo and
OpCo securities during the transition period, proceeds raised by
Barclays PLC have been used to subscribe for capital and senior unsecured term debt in Barclays Bank PLC with corresponding ranking
• As the HoldCo is a creditor of the OpCo alongside OpCo external creditors, respecting the creditor hierarchy should require pari passu treatment between internally and externally OpCo issued capital and debt of the same rank
1
• Maturing capital and term senior unsecured debt to be refinanced out of HoldCo during the transition period, making the external creditor hierarchy simpler post transition
Transition towards a holding company capital and
funding model
Barclays Bank
PLC (OpCo)
External capital
External equity
External senior
Subscription of internal OpCo
issued equity, capital and
debt 2
1
st
OpCo Equity
2
nd
OpCo external
& intercompany
AT1
3
rd
OpCo external
& intercompany
T2
4
th
OpCo external
& intercompany
senior
unsecured debt
External OpCo
senior
External OpCo
capital
1 Based on Barclays expectations of the creditor hierarchy in a resolution scenario; assumes internal subordination not imposed during transition | 2 Internal issuance in each case currently with ranking corresponding to external HoldCo
issuance. Detailed disclosure can be found in the Barclays PLC and Barclays Bank PLC 2014 annual reports | 3 Total loss absorbing capacity (TLAC) as proposed in the FSB Consultative Document on the adequacy of loss-absorbing capacity of global systemically important banks in resolution I
Barclays Full Year 2014 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
CAPITAL &
LEVERAGE
Barclays PLC
(HoldCo)
When required to qualify as TLAC
3
in a material subsidiary,
senior obligations with >1 year residual maturity would need to be downstreamed in subordinated form to its “excluded
liabilities”
Investment at HoldCo gives exposure to diversified businesses post ring-fencing, comparable to the position of OpCo investors today
–
–
• Evolving regulation, including the implementation of MREL beginning
1 Jan 2016 and any subsequent regulatory policy interpretations, may require a change to the current approach. Any change would be communicated to the market

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Balance sheet
2014 2013
As at 31 December Notes £m £m
Assets
Investment in subsidiary 46 33,743 30,059
Loans and advances to subsidiary 46 2,866 -
Derivative financial instrument 46 313 271
Other assets 174 812
Total assets 37,096 31,142
Liabilities
Deposits from banks 528 400
Subordinated liabilities 46 810 -
Debt securities in issue 46 2,056 -
Other liabilities 10 -
Total liabilities 3,404 400
Called up share capital 31 4,125 4,028
Share premium account 31 16,684 15,859
Other equity instruments 31 4,326 2,063
Capital redemption reserve 394 394
Retained earnings 8,163 8,398
33,692 30,742
37,096 31,142
Barclays PLC Parent Company Balance Sheet Extract from notes to Parent Company Balance Sheet
46 Barclays PLC (the Parent Company)
Investment in subsidiary
The investment in subsidiary of £33,743m (2013: £30,059m) represents investments made into Barclays Bank PLC, including £4,326m (2013:
£2,063m) of Additional Tier 1 (AT1) securities. The increase of £3,684m during the year was due to a £2,263m increased holding in Barclays Bank
PLC issued securities and a further cash contribution of £1,421m.
Loans and advances to subsidiary and debt securities in issue
During the period, Barclays PLC issued £810m equivalent of Fixed Rate
Subordinated Notes (Tier 2) and £2,056m equivalent of Fixed Rate Senior
Notes accounted for as subordinated liabilities and debt securities in issue respectively. The proceeds raised through these transactions were used, respectively, to subscribe for £810m equivalent of Fixed Rate
Subordinated Notes (Tier 2) issued by Barclays Bank PLC, and to make
£2,056m equivalent of Fixed Rate Senior Loans to Barclays Bank PLC, in
each case with a ranking corresponding to the notes issued by Barclays
PLC.
Barclays PLC Parent company accounts
LIQUIDITY &
FUNDING
Barclays Full Year 2014 Fixed Income Investor Presentation 18
Total liabilities and shareholders’ equity
Total shareholders’ equity
Shareholders’ equity

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
CAPITAL &
LEVERAGE
19
• Proactive transition towards a HoldCo funding and
capital model positions us well to meet potential future
TLAC requirements
• While requirements remain to be set, Barclays current
expectation is a multi-year conformance period
• Good portion of OpCo term senior unsecured debt
maturing before 2019 which can be refinanced from
HoldCo
• Based on Barclays current interpretation of TLAC
requirements, proxy TLAC ratio at 24%
4
on the
assumption that Barclays Bank PLC term non-
structured senior unsecured debt is refinanced from
HoldCo and subordinated to OpCo excluded liabilities
• Currently do not intend to use HoldCo senior
unsecured debt proceeds to subscribe for OpCo
liabilities on a  subordinated basis until required to do
so
• The future TLAC-ratio will further benefit from CET1
capital growth and AT1 issuance towards end-state
expectations
• As TLAC rules are finalised and as we approach
implementation date, we will assess the appropriate
composition and quantum of our future TLAC stack
Proxy Total Loss Absorbing Capacity (TLAC)
1
(£bn) Dec-14
PRA transitional Common Equity Tier 1 capital 41
PRA transitional Additional Tier 1 regulatory capital 11
Barclays PLC (HoldCo) 4
Barclays Bank PLC (OpCo) 7
PRA transitional Tier 2 regulatory capital 14
Barclays PLC (HoldCo) 1
Barclays Bank PLC (OpCo) 13
PRA transitional total regulatory capital 66
HoldCo term non-structured senior unsecured debt
2
2
OpCo term non-structured senior unsecured debt
3
29
Total term non-structured senior unsecured debt 97
CRD IV RWAs 402
BCBS leverage exposure 1,233
Proxy risk-weighted TLAC ratio ~ 24%
Proxy leverage based TLAC ratio ~ 8%
1 For illustrative purposes only reflecting Barclays interpretation of the FSB Consultative Document on “Adequacy of loss-absorbing capacity of global systemically important banks in resolution”, including certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary. Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy interpretations, may
require a change to the current approach | 2 Barclays PLC issued senior unsecured term debt assumed to qualify for consolidated TLAC purposes I 3 Comprise all outstanding Barclays Bank PLC issued public and private term senior
unsecured debt, regardless of residual maturity. This excludes £35bn of notes issued under the structured notes programmes | 4 Including the 4.5% combined buffer requirement which needs to be met in CET1. The combined buffer requirement comprises a 2% G-SII buffer and 2.5% capital conservation buffer a fully phased in basis.
Barclays Full Year 2014 Fixed Income Investor Presentation
LIQUIDITY &
FUNDING

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Balance sheet is conservatively funded
20
Trading portfolio assets and reverse repurchase
agreements are largely funded in wholesale markets by
repurchase agreements and trading portfolio liabilities
Customer loans and advances largely funded by
customer deposits
Decreasing reliance on wholesale funding (£171bn as at
31 December 2014, down £15bn since 31 December
2013)
Liquidity pool predominantly funded through wholesale
markets, and well in excess of short-term wholesale
funds
Derivative assets and liabilities matched
1 Matched cash collateral and settlement balances | 2 The Group Loan to Deposit Ratio (LDR) includes BAGL, cash collateral and settlement balances | 3 Including L&A to banks, financial assets at fair value, AFS securities (excluding
liquidity pool), unencumbered trading portfolio assets, and excess derivative assets | 4 Including excess cash collateral and settlement balances |
LIQUIDITY &
FUNDING
Barclays Full Year 2014 Fixed Income Investor Presentation
Derivatives, 438
Reverse repo, 132
Matched
funding
£709bn
Trading portfolio assets, 37
Other matched
assets¹,
102
Other
assets³,
135
Customer loans & advances, 311
Liquidity pool, 149
100%
Group
LDR
2 Customer deposits, 332
Other liabilities, 31 4
>1 year wholesale funds, 96
<1 year wholesale funds, 75
Other matched
liabilities¹,
102
Trading portfolio liabilities, 45
Repo, 124
Derivatives, 438
Total assets Total Liabilities and Equity
Balance sheet structure - £1.3tn (excluding BAGL), 31 Dec 14
Equity, 61

|
High quality liquidity pool (£bn) Key messages
• Further strengthened liquidity position with the Group
liquidity pool up by £22bn to £149bn, building a larger
surplus to the internal Liquidity Risk Appetite
• Quality of the pool remains high:
82% held in cash, deposits with central banks and high
quality government bonds
Over 95% of government bonds are securities issued by
UK, US, Japanese, French, German, Danish, Swiss and
Dutch sovereigns
• Even though not a regulatory requirement, the size of
our liquidity pool is almost double that of wholesale debt
maturing in less than a year
• Additional significant sources of contingent funding in
the form of high quality assets pre-positioned with
central banks globally
• Continued strengthening of estimated CRD IV/Basel 3
liquidity ratios:
Estimated LCR increased to 124%, mainly due to the
increase in the size of the liquidity pool, resulting in a
£30bn surplus above the future 100% requirement
Estimated NSFR strengthened to 102%, primarily driven
by the progress on run-down of Non-Core
Maintaining a robust liquidity position, with pool well in
excess of internal and external minimum requirements
Estimated CRD IV/Basel 3 liquidity ratios
Metric 2013 2014
Expected 100%
requirement date
LCR
2
96% 124% 1 January 2018
Surplus - £30bn
NSFR
3
94% 102% 1 January 2018
Surplus to 30-day Barclays-specific LRA
2013 2014
LRA 104% 124%
Surplus £5bn £29bn
127
150
1
Barclays interpretation of current rules and guidance |
2
LCR estimated based on the EU delegated act |
3
Estimated based on the final BCBS rules published in October 2014 |
Barclays Full Year 2014 Fixed Income Investor Presentation 21
85
43
37
46
62
85
19
22
27
2012 2013 2014
Cash & Deposits at Central Banks Government Bonds
Other Available Liquidity
149
PERFORMANCE
ASSET QUALITY CREDIT RATING
APPENDIX
LEVERAGE OVERVIEW
FUNDING
CAPITAL & LIQUIDITY &
1

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
22
Continue to access diverse wholesale funding sources
across multiple products, currencies and maturities
Key Messages
By currency
1
USD EUR GBP Others
As at 31 December 2014 35% 32% 25% 8%
As at 31 December 2013 35% 36% 19% 10%
Wholesale funding by product (as at 31 December 2014)
By remaining maturity
1
: WAM net of liquidity pool 105 months
1 Given different accounting treatments, AT1 capital is not included in outstanding subordinated liabilities, while T2 contingent capital notes are included | 2 Primarily comprised of fair valued deposits (£5bn) and secured financing of
physical gold (£5bn) |
2
1
2
LIQUIDITY &
FUNDING
Barclays Full Year 2014 Fixed Income Investor Presentation
10%
16%
3%
13%
26%
13%
12%
7%
Depostis from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privateley place MTNs
Covered bonds / ABS
Suborindated liabilities
Other
10%
14%
8%
8%
4%
8%
21%
27%
1 month
> 1 mth but < 3 mths
> 3 mths but 6 mths
> 6 mths but 9 mths
> 9 mths but 12 mths
> 1 year but 2 years
> 2 years but
> 5 years
• Overall stock of wholesale funding continues to fall as we de-lever the balance sheet, with total wholesale funding
(excluding repurchase agreements) of £171bn as at
31 December 2014, a reduction of £69bn since 2012
(31 December 2013: £186bn)
£75bn matures in less than one year, while £17bn
matures within one month (31 December 2013: £82bn
and £20bn respectively)
• £15bn of term funding (net of early redemptions) issued in
2014. Activity includes:
£8bn public benchmark senior unsecured debt, £2bn
of which issued by Barclays PLC
£0.8bn Tier 2 deal issued by Barclays PLC
£1.5bn of Covered bonds, as well as £3bn US and UK
credit card backed securities, issued by Barclays
Bank PLC
<
<
<
<
>
<
1
5 years
1
• We have £23bn of term funding maturing 2015 and £13bn
maturing in 2016
• We expect to issue a gross amount of £10-15bn in 2015
across public and private senior unsecured, secured and
subordinated debt and to maintain a stable and diverse
funding base by type, currency and distribution channel
<
–
–
–
–

Asset quality PERFORMANCE LIQUIDITY & ASSET QUALITY CREDIT RATING APPENDIX LEVERAGE CAPITAL & OVERVIEW FUNDING

|
Continued strong asset quality
1
Africa Banking impairment was down 14% on a constant currency basis |
• Credit impairment charges improved 8% to £2bn, reflecting
lower impairments in PCB and Africa Banking
• PCB benefitted from the improving economic environment in
the UK, particularly for Corporate which benefited from one-off releases and lower defaults from large UK Corporate clients
• Africa Banking saw improvements in the South Africa
mortgages portfolio and business banking
• Barclaycard increased 8% due to asset growth and enhanced
coverage for forbearance. Delinquency rates remained broadly stable and the loan loss rate reduced 24bps to 308bps
Barclays Full Year 2014 Fixed Income Investor Presentation 24
2,171
2,000
FY13 FY14
8%
Impairment charge (£m) Highlights
Personal and Corporate Banking
Barclaycard
Africa Banking
1
Impairment (£m)
22%
621
482
FY13 FY14
(8%)
27%
1,096
1,183
FY13 FY14
479
349
FY13 FY14
PERFORMANCE
LIQUIDITY &
ASSET QUALITY CREDIT RATING
APPENDIX
CAPITAL &
OVERVIEW
LEVERAGE FUNDING

|
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
• Declining Loan Loss Rate (LLR) trend
across the Group reflecting Barclays’
well-managed and conservative risk
profile
• The Group LLR of 46bps remains
significantly below the longer term
average of 88bps
• Group impairment charges improved
29% year-on-year to £2.2bn
(31 December 2013: £3.1bn), principally
reflecting lower charges in Personal &
Corporate Banking, Africa Banking and
Non-Core
• Group LLRs declining in both retail and
wholesale in line with improving macro
economic conditions
Retail loan loss rate (bps)
Group impairment improved 29%, with positive trends
across businesses
LLR
Annualised impairment charge
Gross loans and advances
Wholesale loan loss rate (bps)
Highlights
25
ASSET QUALITY
Barclays Full Year 2014 Fixed Income Investor Presentation
25
180
332
94
78
91
18
138
308
85
75
84
Personal &
Corporate
Banking
Africa Banking Barclaycard Core Barclays
Non-Core
Group
Dec-13 Dec-14
(3)
34
56
16
133
37
(1)
28
33
13
12 12
Investment
Bank
Personal &
Corporate
Banking
Africa Banking Core Barclays
Non-Core
Group
Dec-13 Dec-14

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
• The vast majority of the exposures to Spain have been
disposed of as of 2 January 2015
• Exposure to Spain, Italy, Portugal and Ireland reduced
further, down 18% to £43.2bn in December 2014 in line
with Non-Core strategy
• £1bn of outstanding ECB LTRO as at 31 December 2014
• Local net funding mismatches decreased
Portugal: €1.9bn funding gap (2013: €3bn)
Italy: €9.9bn funding gap (2013: €11.6bn)
• We continue to explore options to exit our other
European retail and corporate exposures or materially
reduce the capital they consume
Reduced exposure to Eurozone periphery
Exposures by geography (£bn)¹
Exposures by asset class (£bn)
59.2
53.1
43.2
59.0
52.8
Key Messages
43.2
26
1
Net on balance sheet|
Barclays Full Year 2014 Fixed Income Investor Presentation
5.4
2.2 2.0
5.7
6.5
17.7
9.3
7.1
4.3
32.5
31.4 16.6
6.3
5.9
2.6
2012 2013 2014
Sovereign Financial institutions Corporate
Residential mortgages Other retail lending
23.5
19.2
15.6
22.7
20.6
18.0
7.9
6.3
4.8
4.9
6.7
4.8
2012 2013 2014
Spain Italy Portugal Ireland
ASSET QUALITY

|
CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Managing country exposures
Passing stress tests – stressed CET1 ratios
Risk – Minimising potential headwinds
Managing sector exposures (£bn)
• No material operations in Russia,
with <£2bn exposure in relation to
financing and trading counterparties
• Barclays has always maintained internal stress tests
• Barclays passed both the PRA and EBA stress tests in 2014, with stressed CET1 ratios ahead of UK peers
• Under the PRA test, the 7.0% represents pre-management
actions, and significantly above the 4.5% minimum threshold
• Total net exposure of £27m in Greece
• Investment grade makes up c.90%
of limits in oil and gas
1
Total on and off balance sheet |
1
1
Barclays Full Year 2014 Fixed Income Investor Presentation 27
ASSET QUALITY
All other
exposure
Oil majors Exploration
and
production
Midstream
(pipelines)
Refining Oilfield
services
PRA stress test EBA stress test
Barclays CET1
stressed ratio
UK Peers CET1
stressed ratio
Oil and gas

| | APPENDIX ASSET QUALITY CREDIT RATING PERFORMANCE OVERVIEW LIQUIDITY & FUNDING CAPITAL & LEVERAGE Credit ratings 28 Barclays Full Year 2014 Fixed Income Investor Presentation

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Barclays’ credit ratings remain strong and in line with
peers’
As at 3 March 2015
Barclays PLC
Barclays Bank
PLC
Standard & Poor’s
Long Term BBB (Stable)
A
(Credit Watch Negative)
Short Term A-2
A-1
(Credit Watch Negative)
Stand-Alone Credit Profile
(SACP)
n/a bbb+ (Stable)
Moody’s
Long Term A3 (Negative) A2 (Negative)
Short Term P-2 P-1
Bank Financial Strength (BFS) n/a C- (Stable)
Fitch
Long Term A (Stable) A (Stable)
Short Term F1 F1
Viability Rating a a
DBRS
Long Term n/a AA low (Stable)
Short Term n/a R-1 middle (Stable)
• Current ratings reflect Barclays’ “strong franchise”,
“diverse revenue streams”, “good asset quality
relative to peers”, “historically less volatile earnings
than peers” and “sounds financial profile”
• S&P’s Barclays PLC rating reflects 3 February
2015 decision to remove sovereign support notches
from UK and Swiss Bank Non-Operating Holding
Company (NOHC) ratings to reflect their view that
NOHCs in these jurisdictions are unlikely to receive
sovereign support. Barclays PLC benefitted from 2
notches of support previously
• Negative outlook from Moody’s reflect the expected
removal of sovereign support notches
• The outlooks on Barclays standalone credit profile
remains stable by all rating agencies
Key Messages

CREDIT RATING
Barclays Full Year 2014 Fixed Income Investor Presentation

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Rating agencies evolving approach to bank ratings
• 3 February 2015 announcement placed the OpCo ratings of most UK, German and Austrian banks on ‘CreditWatch with Negative implications’ to reflect their view that, with the implementation of BRRD bail-in powers in these jurisdictions as of 1 January 2015, sovereign support ‘has become less predictable’, but that they ‘continue to see unresolved questions about how the legislation may operate in practice’
• S&P expect to resolve the CWN on affected banks by ‘early May 2015’, which could see sovereign support notches removed for bank
OpCos and their rated subsidiaries and branches, in the same way as they have been removed for NOHCs. Barclays Bank PLC’s rating currently benefit from two sovereign support notches
• Concurrently, S&P are considering changes to their bank rating methodology to account for the impact that additional loss absorbing capacity (ALAC) instruments have on OpCo senior unsecured debt. This ALAC proposal has the potential to partially or completely mitigate the impact of sovereign support notch removal from some bank Operating Companies, if implemented in the current draft form
S&P
• Barclays ratings currently include 3 notches of sovereign support, the negative outlook expressly references their publically stated intent to remove (in part or full) support notches from bank ratings
• In parallel, Moody’s is expected to implement their new proposed bank rating methodology which explicitly seeks to capture the impact of changing bank regulation and gives benefit to some asset classes from loss absorbing capacity, and a proposed methodology for rating counterparty risk
• Moody’s have indicated to the market that they seek to avoid rating volatility by announcing the implications of these changes in a co-ordinated manner during H1 15
• While difficult to predict precisely, methodology changes could partially or fully offset any contemplated removal of sovereign support for some liabilities
Moody’s
• In March 2014 Fitch revised the outlook on long term ratings to negative for banks in the US, EU and elsewhere that benefit from sovereign support floors
• The agency is expected to take further action on sovereign support in H1 15, however as Barclays standalone credit rating does not benefit from sovereign support uplift at its current level, no rating implications are expected from any action as a consequence
Fitch

CREDIT RATING
Barclays Full Year 2014 Fixed Income Investor Presentation

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Barclays manages and reserves for potential rating
actions in the liquidity pool
Contractual credit rating downgrade exposure
(as at 31 December 2014)
Total cumulative cash
outflow (£bn)
One-notch Two-notch
Securitisation derivatives 5 6
Contingent liabilities 8 8
Derivatives margining - 1
Liquidity facilities 1 2
Total 14 17
1
These numbers do not include the potential liquidity impact from loss of unsecured funding, such as from money market funds or loss of secured funding capacity |
Key messages
31
CREDIT RATING
Barclays Full Year 2014 Fixed Income Investor Presentation
• Potential outflows related to a multiple-notch credit
downgrade are included in the liquidity risk appetite
(LRA)
• The table on the left hand side shows contractual
collateral requirements and contingent obligations
following potential future one and two notch long-term
and associated short-term simultaneous downgrades
across all credit rating agencies
1
• During the year the Group strengthened its liquidity
position, building a larger surplus to its liquidity risk
appetite
• This positions the Group well for any potential
contractual or behavioural outflows as a consequence
of the potential loss of A-1/P-1 short term ratings for
Barclays Bank PLC as credit rating agencies assess
sovereign support notches in their ratings
Behavioural outflows
Contractual outflows

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
32
Summary
• Diversified international bank focused on delivering improved and more sustainable returns
• Concentrating on high growth opportunities where we have competitive advantage, eliminating marginal businesses and sharpening our focus on costs
Business model
• Strengthened capital position with fully loaded CRD IV CET1 ratio of 10.3%
as at 31 December 2014, on track to deliver a ratio of greater than 11% in
2016
• Building on good track record in reducing RWAs as we run-down Barclays
Non-Core and reinvest in Core businesses outside of the Investment Bank
Capital
• Diversified funding base, combining customer deposits and wholesale funding, in multiple currencies and different maturities
• Robust liquidity position, well positioned to meet anticipated future regulatory requirements
Liquidity & funding
• Proactive and practical approach to managing regulatory changes
• Established track record of adapting to regulatory developments.
Regulation
• BCBS leverage ratio of 3.7% as at 31 December 2014, close to our target of greater than 4% in 2016
• Planned reduction in leverage exposure by 2016 mainly through reduction in Barclays Non-Core and the Core Investment Bank
Leverage
CREDIT RATING
Barclays Full Year 2014 Fixed Income Investor Presentation

Appendix APPENDIX ASSET QUALITY CREDIT RATING PERFORMANCE OVERVIEW LIQUIDITY & FUNDING CAPITAL & LEVERAGE

| 34
Delivering a structurally lower cost base
Allocating capital to growth businesses
Establishing a dedicated Non-Core unit and a
new Personal and Corporate Banking business
Rightsizing and focusing the Investment Bank
Generating higher and more sustainable returns
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Repositioning and simplifying Barclays

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
2016 Transform targets
Returns
Cost
Barclays Core
Adjusted RoE >12%
Adjusted operating expenses
<£14.5bn
Leverage
Dividend
Capital
Group
Leverage ratio >4.0%
Payout ratio 40-50%
CRD IV FL CET1 ratio >11.0%
Returns
Barclays Non-
Core
Drag on adjusted RoE <(3%)
10.9%
£15.1bn
3.8%
38%
10.5%
(4.1%)
2014
1
Including Spain disposal |
Excluding CTA. RoE 9.2% including CTA |
2016 Target
Barclays Full Year 2014 Fixed Income Investor Presentation 35
2
2
1
1
2

|
ASSET QUALITY CREDIT RATING APPENDIX
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Simpler, focused and balanced structure
Barclaycard
Personal and
Corporate Banking
Africa
Banking
Investment
Bank
Barclays Group
RoE drag (4.1%)
1
Includes Head Office as part of Core, representing £5.6bn RWAs and £97m profit before tax |
All figures for year ended December 2014
Barclays Full Year 2014 Fixed Income Investor Presentation 36
1
LBT £1,180m
RWAs £75.3bn
PBT £1,377m
RWAs £122.4bn
PBT £984m
RWAs £38.5bn
PBT £1,339m
RWAs £39.9bn
PBT £2,885m
RWAs £120.2bn
Barclays Non-Core
(BNC)
Income
Impairment
Operating expenses
Profit before tax
£24.7bn
(£2.0bn)
(£16.1bn)
£6.7bn
Risk weighted assets (RWA)
Average allocated equity
Return on average equity (RoE)
Return on tangible equity (RoTE)
Adjusted results
£327bn
£42bn
9.2%
11.3%

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Reducing and reallocating RWAs to drive growth and
returns
Investment
Bank
222
2013 post-resegmentation estimate
(£bn)
2016 guidance (£bn) 2013 pre-resegmentation (£bn)
49%
51%
Retail and
Commercial
214
RWAs
£436bn
BNC
c.115
Core IB
c.120
Core
(excl. IB)
c.200
£436bn c.£400bn
+15%
c.55%
26%
28%
46%
Maintained
Core
(excl. IB)
c.230
Core IB
c.120
BNC
c.50
<15%
c.55%
30%
Leverage exposure
£1.4tn £1.4tn c.£1.1tn
1
The Core Investment Bank will represent no more than 30% of the Group’s RWAs
1 2016 leverage exposure estimated on the basis of calculation methodology set out in BCBS Jan-14 proposals. All other regulatory metrics calculated on a CRD IV basis
37
Preliminary numbers as presented at the Group Strategy Update on 8 May
Barclays Full Year 2014 Fixed Income Investor Presentation
APPENDIX
th

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
38
Global credit Right-sized macro
• Foreign exchange
• Rates
• Cash equities
• Equity derivatives
• Equity prime
• Credit products
• Securitised products
• Municipals
Fixed income secondary trading to be standard, cleared
and collateralised, short term and executed on the
electronic flow platform where relevant
Global equities
RWAs: c.£120bn
Leverage exposure: c.£490bn
• Build on leading positions in our home markets of the UK and the US, where we are already well positioned
• Exit those products with low returns under new regulatory rules
• Structurally lower the cost base through infrastructure efficiencies and refining the client proposition
• Improve capital efficiency of Markets businesses
DCM
Advisory
ECM
Origination led
1
CRD IV basis |
Core Investment Bank
Core Investment Bank:
Building on competitive advantages
Barclays Full Year 2014 Fixed Income Investor Presentation
APPENDIX
Markets
• Exit Quadrant Assets
• Most physical commodities
• Certain Emerging Markets
products
• Capital intensive Macro
transactions
Principal Businesses
• Investments
• Credit
Banking
• Front-to-back efficiency driven
headcount reductions
RWAs: c.£90bn
Leverage exposure: c.£340bn
Non-Core Investment Bank
th
Preliminary numbers as presented at the Group Strategy Update on 8 May

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Profit before tax of Core business: FY14
1
Retail and Corporate
Investment
Bank
Barclaycard
Personal
and
Corporate
Banking
Africa
Banking
Investment
Bank
Barclaycard
Personal
and
Corporate
Banking
Africa
Banking
1 Excluding Head Office | 2 Includes Head Office | 3 Costs exclude CTA and bank levy |
Year ended – December (£m)
2
2013 2014
Income 17,007 17,090
Adjusted profit before tax 4,450 5,305
Cost: Income ratio 58% 53%
+19%
PBT
CIR = 53%
69% 79%
Retail and Corporate
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 39
Profit before tax of Core business: FY13
1
3

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
APPENDIX
Year ended – December (£m) 2013 2014
Income 8,723 8,828
Impairment (621) (482)
Total operating expenses (5,910) (5,475)
– Costs to achieve Transform (384) (400)
Profit before tax 2,233 2,885
Financial performance measures
Average allocated equity £17.3bn £17.5bn
Return on average tangible equity 12.7% 15.8%
Return on average equity 9.7% 11.9%
Cost: income ratio 68% 62%
Loan loss rate 28bps 21bps
Net interest margin 2.91% 3.00%
Dec-13 Dec-14
Loans and advances to customers £212.2bn £217.0bn
Customer deposits £295.9bn £299.2bn
CRD IV RWAs £118.3bn £120.2bn
Financial performance
• Total income increased 1% to £8.8bn due to balance growth
and improved savings margins in Personal
• Net interest margin improved by 9bps to 300bps driven
primarily by personal savings
• Credit impairment charges improved 22% due to the improving economic environment in the UK
Corporate benefitted from one-off releases and lower
defaults from large UK Corporate clients
• Costs fell 7% due to savings from Transform programme,
including branch optimisation (net branch closure of 72) and increased automation from technology improvements
• Positive jaws contributed to an increased RoE of 11.9%, while
RoTE improved to 15.8%
• Continue to lead the UK banking market in technology:
3.6 million customers of mobile banking
2.2 million customers of Pingit
Payment volume through our Pingit app grew almost
threefold in 2014
The number of personal unsecured loans originating
through digital channels increased by over 80% year-on-
year, and this now accounts for c. 35% of all personal
unsecured lending
• UK mortgage market stock share was 10.1%
PCB: Profits up 29%
1
2014 CIR excluding CTA was 57% |
Bank of England lending statistics (December 2014) |
Barclays Full Year 2014 Fixed Income Investor Presentation 40
2
1
2

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
APPENDIX
Financial performance
• Strong customer number and asset growth across all
geographies
• Income increased 6%, reflecting growth in the UK
consumer and merchant, Germany and US businesses,
partially offset by depreciation of average USD against
GBP
• NII increased 8% to £3bn driven by volume growth; NIM
decreased to 8.75% from 8.99% due to a change in
product mix and impact of promotional offers
• Impairment increased 8% due to asset growth and
enhanced coverage for forbearance. Delinquency rates
remained broadly stable and the loan loss rate reduced
24bps to 308bps
• Costs broadly flat despite continued investment in the
business
• RoE increased to 16%
• Net L&A increased 16% reflecting growth across all
geographies, including the impact of promotional offers
and the acquisition of portfolios in the US
• 14% growth in customers and 9% increase in payments
processed
Barclaycard: Profits up 13%
Barclays Full Year 2014 Fixed Income Investor Presentation 41
2013 2014
Income 4,103 4,356
Impairment (1,096) (1,183)
Total operating expenses (1,857) (1,874)
– Costs to achieve Transform (49) (118)
Profit before tax 1,183 1,339
Financial performance measures
Average allocated equity £5.3bn £5.9bn
Return on average tangible equity 19.9% 19.9%
Return on average equity 15.5% 16.0%
Cost: income ratio 45% 43%
Loan loss rate 332bps 308bps
Net interest margin 8.99% 8.75%
Dec-13 Dec-14
Loans and advances to customers £31.5bn £36.6bn
Customer deposits £5.1bn £7.3bn
CRD IV RWAs £35.7bn £39.9bn
Year ended – December (£m)

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Financial performance
Constant currency basis
• PBT increased by 13%, driven by 7% income
growth and a 14% reduction in credit
impairment charges
NII benefitted from increased NIM driven by
higher deposit margins in RBB South Africa
in addition to strong growth in Corporate
and Investment Banking loans
• Impairment reduced 14% and the LLR
improved by 35bps to 93bps driven by South
Africa mortgages and business banking,
partially offset by an increase in the card
portfolio
• Costs were up 8% due to inflationary
increases resulting in higher staff costs.
There was also increased CTA and spend on
other key initiatives
• RoE increased to 9.3% while RoTE was 12.9%
Africa Banking: Constant currency profits up 13%
Year ended
1
– December (£m) 2013
2013
Constant
Currency
2014
Income 4,039 3,435 3,664
Impairment (479) (406) (349)
Total operating expenses (2,519) (2,163) (2,342)
– Costs to achieve Transform (26) (23) (51)
Profit before tax 1,049 873 984
Financial performance measures
Average allocated equity
£4.4bn £3.9bn
Return on average tangible equity 11.3% 12.9%
Return on average equity 8.1% 9.3%
Cost: income ratio 62% 64%
Loan loss rate 128bps 93bps
Net interest margin 5.81% 5.95%
Dec-13
Dec-13
Constant
Currency
Dec-14
Loans and advances to customers £34.9bn £33.6bn £35.2bn
Customer deposits £34.6bn £33.3bn £35.0bn
CRD IV RWAs £38.0bn £38.5bn
1 Africa Banking business unit performance based on BAGL results, including Egypt and Zimbabwe | 2 Barclays share of the statutory equity of the BAGL entity (together with that of the Barclays Egypt and Zimbabwe businesses which remain outside the BAGL corporate entity), as well as the Barclays’ goodwill on acquisition of these businesses. The tangible equity for RoTE uses the same basis but excludes both the Barclays’ goodwill on acquisition and the goodwill
and intangibles held within the BAGL statutory equity |
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 42
2
2
2

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Year ended – December (£m) 2013 2014
– Banking 2,485 2,528
– Markets 6,134 5,040
– Other (23) 20
Income 8,596 7,588
Impairment release 22 14
Total operating expenses (6,598) (6,225)
– Costs to achieve Transform (190) (374)
Profit before tax 2,020 1,377
Financial performance measures
Average allocated equity £15.9bn £15.4bn
Return on average tangible equity 8.5% 2.8%
Return on average equity 8.2% 2.7%
Cost: income ratio 77% 82%
Dec-13 Dec-14
CRD IV RWAs £124.4bn £122.4bn
Q4 13 Q4 14 % Change
639 638 –
1,146 1,028 (10%)
(3) -
1,782 1,666 (7%)
Q4 14 vs. Q4 13
• Banking is in line with prior year at £638m. Decrease in
Investment Banking fees was offset by an increase in Lending income
• Markets income decreased 10%
Credit down 25% to £173m
Equities up 2% to £431m
Macro down 14% to £424m
FY14 vs. FY13
• Income decreased 12%
• Operating expenses decreased 6% reflecting a 9% reduction in compensation costs, as well as Transform savings
• FY14 highlights
#2 in All International Bonds
Banking strength in dual home markets with #2 position in
total UK fees and #6 in the US
Investment Bank: New strategy underpinning Q4
performance
Financial performance
1
Source: Dealogic |
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 43
1
1

Group cost targets
Group cost guidance    (£bn) Core cost targets     (£bn)
1
Excludes provisions for PPI, IRHP and FX redress, goodwill impairment and CTA |  ²
2016 CTA target of c.£0.2bn |
Costs to
achieve
Transform
(CTA)
£1.2bn c.£0.7bn £1.22bn
Revised Guidance =
£17bn
Original Guidance = £17.5bn
10%
Core cost target
2
8%
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 44
18.7
16.9
c.16.3
FY13 FY14 FY15 Target
16.4
15.1
<14.5
FY13 FY14 FY16
APPENDIX ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
1
1

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Operating expenses significantly reduced
Operating expenses progress – excluding CTA (£bn)
• Transform saves:
FTE reductions from
Investment Bank front
office restructuring,
branch network
transformation in UK and
Africa and restructuring of
the European business
Optimisation of IT
platforms, consolidation of
middle office functions in
the Investment Bank and
process improvements
• Reduction of performance
costs mainly in the Investment
Bank and PCB
• Favourable currency moves
from a cost perspective in
Africa Banking, the Investment
Bank and Barclaycard
Highlights
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 45
18.7
16.9
16.3
0.6
0.5
0.5
0.2
0.1

Core operating expenses (£bn)
Core operating costs
Highlights
Personal and Corporate
Banking
Barclaycard Africa Banking
1
Investment Bank
Operating costs (excluding CTA and bank levy) (£bn)
1
Africa Banking operating expenses were up 7% on a constant currency basis, due to local inflationary pressures and investment |
8%
• Core costs (excluding CTA) decreased by 8% year-on-year
driven by Transform saves as well as currency movements
• Transform initiatives delivered significant and sustainable cost reductions across all businesses driven by restructuring,
industrialisation and automation
• Saving were partially offset by increased costs of litigation and conduct charges and associated legal fees
• Net headcount reduced by 6,200 (5%) driven by voluntary
redundancies through branch rationalisation and front office restructuring in the Investment Bank which was partially offset by in-sourcing in Barclaycard
• CTA increased by £300m year-on-year primarily reflecting
further restructuring in the Investment Bank
3%
8%
9%
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 46
FY13 FY14
Staff costs Other operating costs Costs to achieve Transform
17.0
16.1
5.46
5.00
FY13 FY14
1.79
1.73
FY13 FY14
2.45
2.25
FY13 FY14
6.17
5.63
FY13 FY14
10.4
9.6
6.0
5.5
0.7
1.0
8%
excl. CTA
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
• Headcount down by 2,100 net
• Incentive awards down 24%
• Role based pay introduced and charged in 2014
• Deferred bonus brought forward of £854m, but on downward trend
Investment Bank – Compensation actions
Investment Bank: Downward trend in compensation
charge
Investment Bank operating expenses (£m)
Role based pay
3,978
3,620
Down
c.£160m
Deferred bonuses
brought forward
Other
compensation
costs
6,598
CTA 1
Bank levy
Compensation
Non-
compensation 2
Down
9%
1
Excludes compensation related CTA of £37m |
2
Excludes CTA and bank levy |
3
The actual amount charged depends upon whether conditions have been met and will vary compared with the above expectation |
1
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 47
7%
Other
costs
8%
ex-
CTA
3,045
2,566
c.200
933
854
c.700
FY13 FY14 FY15E
3
2,194
2,050
3,978
3,620
190
337
6,225
236
218
FY13 FY14

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Core income – growth in NII
• Improved performance in PCB and Barclaycard income
PCB grew NII 7% driven by lending and deposit growth
and margin improvement
Barclaycard grew NII 8% driven by volume growth
• Africa Banking income was up 7% on a constant currency
basis, with NII up 9% on the same basis
Average customer assets and liabilities
2
(£bn)
• NIM increased from 402bps to 408bps, measured across PCB,
Barclaycard and Africa Banking
Net interest margin
2
(bps)
• Average customer assets increased 2.7% to £280bn, with
growth in PCB and Barclaycard, and in Africa Banking on a
constant currency basis
Core income year ended – December
(£m)
2013 2014
Personal and Corporate Banking 8,723 8,828
Barclaycard 4,103 4,356
Africa Banking 4,039 3,664
Investment Bank 8,596 7,588
Total Core 1 25,603 24,678
NII for these businesses
2
grew 4%, reflecting an increase in customer assets and NIM
APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation 48
402
408
FY13 FY14
273
280
317
334
FY13 FY14
Customer assets Customer liabilities
1 Includes Head Office income |
2
For Personal and Corporate Banking, Barclaycard and Africa Banking |

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Wholesale funding composition as at December 2014 1
As at 31 December 2014 (£bn) 1 month
>1 month
but 3
months
>3 months
but 6
months
>6 months
but 12
months
>9 months
but 12
months
Total
1 year
>1 year but
2 years
>2 years
but 5
years
>5 years Total
Barclays PLC
Senior unsecured MTNs
(public benchmark)
- - - - - - - 1.3 0.8 2.1
Subordinated liabilities - - - - - - - - 0.8 0.8
Barclays Bank PLC
Deposits from banks 9.2 5.7 0.9 0.5 0.3 16.6 0.2 0.1 0.2 17.1
Certificates of deposit and
commercial paper
0.8 5.6 7.8 6.0 4.0 24.2 0.6 2.0 0.6 27.4
Asset backed commercial
paper
1.0 4.4 0.2 - - 5.6 - - - 5.6
Senior unsecured MTNs
(public benchmark)
- 2.0 0.7 1.1 - 3.8 2.7 7.9 5.1 19.5
Senior unsecured MTNs
(private placement) 2
0.6 1.8 3.3 3.8 2.0 11.5 7.2 13.3 12.6 44.6
Covered bonds / ABS 2.7 2.0 0.7 1.6 0.2 7.2 2.2 7.5 6.0 22.9
Subordinated liabilities - 0.1 - - - 0.1 - 2.9 16.7 19.7
Other 3 2.5 1.6 0.8 0.5 1.0 6.4 1.1 1.6 2.6 11.7
Total 16.8 23.2 14.4 13.5 7.5 75.4 14.0 36.6 45.4 171.4
Total as at 31 December 2013 20.3 24.0 15.5 15.9 6.3 82.0 27.1 33.8 42.6 185.5
1 The composition of wholesale funds comprises the balance sheet reported deposits from banks, financial liabilities at fair value, debt securities in issue and subordinated liabilities, excluding cash collateral and settlement balances. It does not include collateral swaps, including participation in the Bank of England’s Funding for Lending Scheme. Included within deposits from banks are £1bn of liabilities drawn in the European Central Bank’s 3 year LTRO. | 2 Includes
structured notes of £35bn, £9bn of which matures within one year | 3 Primarily comprised of fair value deposits £5bn and secured financing of physical gold £5bn |

APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
Reduced exposure to the Eurozone
As at 31 December 2014 (£m) Spain Italy Portugal Ireland Total
Sovereign
108 1,716 105 37 1,966
Financial institutions
14,043 485 7 3,175 17,710
Corporate
1,149 1,128 531 1,453 4,261
Residential mortgages
12 13,530 2,995 43 16,580
Other retail lending
248 1,114 1,207 50 2,619
Total
1
15,559 17,973 4,845 4,758 43,135
Total as at 31 December 2013 19,245 20,628 6,262 6,656 52,791
1 Total net on-balance sheet exposure as at 31 December 2014 for Cyprus and Greece was £123m (2013: £175m) and £27m respectively (2013: £82m)

APPENDIX
Barclays Full Year 2014 Fixed Income Investor Presentation

|
ASSET QUALITY CREDIT RATING
PERFORMANCE
OVERVIEW
LIQUIDITY &
FUNDING
CAPITAL &
LEVERAGE
In line with the European Bank Recovery & Resolution
Directive the UK Banking Act now includes a statutory
bail-in power
51
• Under Depositor Preference, the BRRD introduces seniority of deposits from natural persons and SMEs over wholesale
liabilities
• The scope of the UK bail-in power extends to include all
outstanding unsecured wholesale liabilities of original tenor greater than 7 days
• Liabilities issued prior to the introduction of the statutory bail-in power, including those issued under non-EEA governing laws,
may be subject to bail-in upon its introduction irrespective of issuance date, unless they are ‘excluded liabilities’ (i.e. all outstanding unsecured liabilities with an original tenor greater than 7 days may be subject to bail-in Guiding principle is that the ordinary creditor hierarchy should be respected and that creditors holding eligible liabilities of equal rank should be treated equally
• In light of Article 55 of the BRRD, and as requested by the
PRA, Barclays has begun the process of including in the terms of its wholesale term debt securities, governed by non-EEA
laws, a provision acknowledging the scope of the UK bail-in
power
• Note, the inclusion of such an acknowledgement is not intended to change the ranking or treatment of such non-EEA law
governed instruments relative to EEA law governed instruments in respect of a UK bail-in, rather it clarifies that all such instruments should be treated equally in the event of a UK bail-
in
Barclays Full Year 2014 Fixed Income Investor Presentation
APPENDIX
• Statutory bail-in of debt is a key part of the regulatory response to the financial crisis,
aimed at avoiding the bail-out of failing
financial institutions with tax-payer funds
• European Bank Recovery and Resolution Directive
(“BRRD”):
a European-wide framework for the recovery and
resolution of credit institutions and investment firms:
•
UK Banking Act:
in line with the BRRD, the UK Banking Act
was amended in January 2015 to include a “bail-in option”
available to the UK resolution authority, enabling it recapitalise a failed institution by allocating losses to its shareholders and unsecured creditors by writing down and/or converting their
claims to equity:
– Certain liabilities excluded from scope, such as insured
deposits, secured liabilities (Section 48B(8))
– Powers to be exercised broadly in a manner that respects
the hierarchy of claims in liquidation
– Principle that at least senior creditors should receive no less favourable treatment than they would have received in
an insolvency
– Statutory “bail-in” power in respect of eligible liabilities, to be implemented in home state legislation by no later than
1 January 2016 (Article 130)
– Requirement for eligible liabilities governed by non-EEA
laws to include a contractual recognition by creditors that
they are bound by any exercise of the statutory bail-in
power (Article 55)
Considerations for Bondholders Overview

|
Richard Caven
+44 (0)20 7116 2809
richard.caven@barclays.com
Website:
barclays.com/barclays-investor-relations.html
Contact – Debt Investor Relations Team
Sofia Lonnqvist
+44 (0)20 7116 5716
sofia.lonnqvist@barclays.com
52 Barclays Full Year 2014 Fixed Income Investor Presentation

|
Disclaimer
Barclays Full Year 2014 Fixed Income Investor Presentation 53
Important Notice
The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.
Forward-looking Statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as ‘may’, ‘will’, ‘seek’, ‘continue’, ‘aim’,
‘anticipate’, ‘target’, ‘projected’, ‘expect’, ‘estimate’, ‘intend’, ‘plan’, ‘goal’, ‘believe’, ‘achieve’ or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the Transform Programme and
Group Strategy Update, run-down of assets and businesses within Barclays Non-Core, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (IFRS), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets;
market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the
Eurozone; the impact of EU and US sanctions on Russia; the implementation of the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-
looking statements. Additional risks and factors are identified in our filings with the SEC, including our Annual Report on Form 20-F for the fiscal year ended
31 December 2014 (“2014 20-F”), which are available on the SEC’s website at http://www.sec.gov.
Any forward-looking statements made herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority, the London
Stock Exchange plc (the LSE) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC, including the 2014 20-F.

|
Disclaimer (continued)
Barclays Full Year 2014 Fixed Income Investor Presentation 54
Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange
Commission (“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from
Barclays Capital Inc. by calling 1-888-603-5847.
Certain non-IFRS Measures
Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business’ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. As management reviews the adjusting items described below at a Group level, segmental results are presented excluding these items in accordance with IFRS 8; "Operating Segments". Statutory and adjusted performance is reconciled at a Group level only.  Key non-
IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Barclays’ 2014 20-F filed with the SEC on March 3, 2015 (available at
http://www.sec.gov/Archives/edgar/data/312069/000119312515075307/d793693d20f.htm ), and such quantitative reconciliations are incorporated by reference into this document.
•
•
•
Adjusted profit before tax is the non-IFRS equivalent of profit before tax as it excludes the impact of own credit; provisions for Payment Protection
Insurance (PPI) and claims management costs and interest rate hedging redress; gain on US Lehman acquisition assets; provision for ongoing investigations and litigation relating to Foreign Exchange; loss on announced sale of the Spanish business; Education, Social Housing, and Local
Authority (ESHLA) valuation revision and goodwill impairment. A reconciliation to IFRS is presented on page 198 of the 2014 20-F;
Adjusted profit after tax represents profit after tax excluding the post-tax impact of own credit; provisions for PPI and interest rate hedging redress; the gain on US Lehman acquisition assets; provision for ongoing investigations and litigation relating to Foreign Exchange; loss on announced sale of the
Spanish business; ESHLA valuation revision and goodwill impairment. A reconciliation to IFRS is presented on page 198 of the 2014 20-F;
Adjusted attributable profit represents adjusted profit after tax less profit attributable to non-controlling interests. The comparable IFRS measure is attributable profit;
•
Adjusted income and adjusted total income net of insurance claims represents total income net of insurance claims excluding the impact of own credit;
the gain on US Lehman acquisition assets and ESHLA valuation revision. A reconciliation to IFRS is presented on page 198 of the 2014 20-F;

|
Disclaimer (continued)
Barclays Full Year 2014 Fixed Income Investor Presentation 55
•
•
•
•
•
•
• Adjusted total operating expenses represents operating expenses excluding the provisions for PPI and interest rate hedging redress; provision for ongoing investigations and litigation relating to Foreign Exchange; and goodwill impairment. A reconciliation to IFRS is presented on page
198 of the 2014 20-F;
Adjusted cost: income ratio represents cost: income ratio excluding the impact of own credit; the provisions for PPI and interest rate hedging redress; gain on US Lehman acquisition assets; and provision for ongoing investigations and litigation relating to Foreign Exchange and
ESHLA valuation revision. The comparable IFRS measure is cost: income ratio, which represents operating expenses to income net of insurance claims. A reconciliation to IFRS is presented on page 198 of the 2014 20-F;
Adjusted basic earnings per share represents adjusted attributable profit (page 212 of the 2014 20-F) divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue;
Adjusted return on average shareholders’ equity represents adjusted attributable profit (page 212 of the 2014 20-F) divided by adjusted average equity, excluding non-controlling interests. The comparable IFRS measure is return on average shareholder’s equity, which represents profit attributable to equity holders of the parent divided by average equity, excluding non-controlling interests;
Adjusted return on average tangible shareholders’ equity represents adjusted attributable profit (page 212 of the 2014 20-F) divided by average adjusted tangible equity, excluding non-controlling interests. The comparable IFRS measure is return on average tangible shareholders’ equity, which represents profit after tax and non-controlling interests, divided by average tangible equity (page 212 of the 2014
20-F);
Barclays Core results are non-IFRS measures because they represent the sum of five Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating Segments”: Personal and Corporate Banking, Barclaycard, Africa Banking, Investment Bank and Head
Office. A reconciliation to the corresponding statutory Group measures are provided on pages 197 and 198 of the 2014 20-F;
Constant currency results in Africa Banking are calculated by converting ZAR results into GBP using the average exchange rate for the year ended 31 December 2014 for the income statement and the 31 December 2014 closing exchange rate for the balance sheet and applying those rates to the results as of and for the year ended 31 December 2013, in order to eliminate the impact of movement in exchange rates between the two periods. See page 205 of the 2014 20-F for the corresponding statutory Group measures;

|
Disclaimer (continued)
Barclays Full Year 2014 Fixed Income Investor Presentation 56
•
•
•
•
•
• Liquidity Coverage Ratio (LCR) is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU)
575/2013 (CRDIV) published by the European Commission in June 2013. The metric is a ratio that is not yet fully implemented in local regulations and as such, represents a non-IFRS measure
Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision. The original guidelines released in December 2010 (‘Basel III: International Framework for Liquidity Risk Measurement,
Standards and Monitoring’, December 2010) were revised for in January 2014 (‘Basel III: The Net Stable Funding Ratio’, January 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represent a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and Barclays’ interpretation of this calculation may not be consistent with that of other financial institutions;
Transitional CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services
Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the
Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0).
Please refer to page 155 of the 2014 20-F for a reconciliation of this measure to CRD IV CET1 ratio;
BCBS 270 leverage exposure makes certain adjustments to Total assets under IFRS in accordance with Barclays’ understanding of the latest requirements that are expected to be included in the revised CRD IV text and guidance from regulators. The “Leverage” table on page 158 of the 2014
20-F shows a reconciliation of BCBS 270 leverage exposure to total assets under IFRS;
BCBS 270 leverage ratio represents CRD IV Tier 1 capital divided by BCBS 270 leverage exposure. See the “Leverage” table on page 158 of the
2014 20-F for a reconciliation of BCBS 270 leverage exposure to Total assets under IFRS; and
The estimate of “Proxy Total Loss Absorbing Capacity (TLAC) ratio” reflects Barclays’ current understanding of how the Financial Stability Board’s
Consultative Document on “Adequacy of loss-absorbing capacity of global systemically important banks in resolution” may be implemented in the
United Kingdom.  The estimate reflects certain assumptions on the inclusion or exclusion of certain liabilities where further regulatory guidance is necessary.  Evolving regulation, including the implementation of MREL beginning 1 Jan 2016 and any subsequent regulatory policy interpretations, may require a change to the current approach. As such metric is subject to further regulatory guidance and it is not yet implemented in local regulations, the estimate of this metric represents a non-IFRS measure and is presented in this document for illustrative purposes only.